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                                                                    Exhibit 99.2



                              PATHMARK STORES INC.

                          NOTICE OF GUARANTEED DELIVERY

             UNREGISTERED 8 3/4% SENIOR SUBORDINATED NOTES DUE 2012 ($200,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING ISSUED JANUARY 29, 2002)

                                 ---------------


         As set forth in the Prospectus dated ____________, 2002 (the "Prospectus") of Pathmark Stores Inc. ("Pathmark") and in the accompanying letter of transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept Pathmark's offer to exchange up to $200,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2012, which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for the remaining outstanding unregistered $200,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2012, ("old notes"), if
(i) certificates representing the old notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such old notes or other required documents to reach the Exchange Agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________, 2002 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED BY PATHMARK. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


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      TO: WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, EXCHANGE AGENT

                          BY HAND OR OVERNIGHT COURIER:
                Wells Fargo Bank Minnesota, National Association
                           213 Court Street, Suite 902
                              Middletown, CT 06457
                       Attention: Corporate Trust Services

                           BY FACSIMILE TRANSMISSION:
                                  860-704-6219

                              CONFIRM BY TELEPHONE:
                                  860-704-6216

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE WITH CONFIRMATION, OTHER THAN TO THE EXCHANGE AGENT AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.


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LADIES AND GENTLEMEN:

         The undersigned hereby tender(s) to Pathmark, upon the terms and subject to the conditions of the exchange offer as set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amounts of old notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of old notes will be accepted only in authorized denominations. The undersigned understands that tenders of old notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of old notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the Prospectus.

         The undersigned understands that the exchange of old notes for exchange notes will only be made after receipt by the Exchange Agent within THREE (3) business days of the Expiration Date of:

               (i) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees,

               (ii) certificates representing the old notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such old notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and

               (iii) this Notice of Guaranteed Delivery together with any required documents.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


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                            PLEASE SIGN AND COMPLETE

                                            Date:
                                                 -------------------------------

Principal Amount of UNREGISTERED
8 3/4% SENIOR SUBORDINATED NOTES
DUE 2012 Tendered:*
                   --------------------

---------------------------------------


Certificate No(s). of old notes             Name(s) of Registered Holder(s):
(if available):                                                             ----
               -----------------------      ------------------------------------
--------------------------------------      ------------------------------------
--------------------------------------
                                            Address:
                                                    ----------------------------
                                            ------------------------------------
                                            ------------------------------------
                                            Area Code and Telephone No.:
                                                                        --------

If old notes will be delivered by           Signature(s) of Registered Owner(s)
book-entry transfer at The Depository       or Authorized Signatory:
Trust Company, insert Account No.:
                                  -----     ------------------------------------
---------------------------------------     ------------------------------------



----------
     * Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of old notes exactly as its (their) name(s) appear on certificates for old notes or on a security position listing as the owner of old notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name:
     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
Capacity:
         -----------------------------------------------------------------------
Address(es):
            --------------------------------------------------------------------
            --------------------------------------------------------------------
            --------------------------------------------------------------------

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.


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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each Holder of old notes on whose behalf this tender is being made "own(s)" the old notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of old notes complies with such Rule 14e-4, and (c) guarantees that, within THREE (3) business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the old notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such old notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm: __________________________       Authorized Signature:____________

Address:  ______________________________       Name:____________________________

________________________________________       Title:___________________________

Area Code and Telephone No.: ___________























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